Exhibit 11.	Metro Bancorp, Inc.
Computation of Net Loss Per Share

For the Quarter Ended September 30, 2010
	Loss	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(6,160,000)
Preferred stock dividends	(20,000)
Loss available to common stockholders	(6,180,000)	13,581,369	$(0.46)
Effect of Dilutive Securities:
Stock options		-
Diluted Loss Per Share:
Loss available to common stockholders plus assumed conversions	$(6,180,000)	13,581,369	$(0.46)
For the Quarter Ended September 30, 2009
	Loss	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(490,000)
Preferred stock dividends	(20,000)
Loss available to common stockholders	(510,000)	6,591,363	$(0.08)
Effect of Dilutive Securities:
Stock options		-
Diluted Loss Per Share:
Loss available to common stockholders plus assumed conversions	$(510,000)	6,591,363	$(0.08)
For the Nine Months Ended September 30, 2010
	Loss	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(5,794,000)
Preferred stock dividends	(60,000)
Loss available to common stockholders	(5,854,000)	13,520,175	$(0.43)
Effect of Dilutive Securities:
Stock options		-
Diluted Loss Per Share:
Loss available to common stockholders plus assumed conversions	$(5,854,000)	13,520,175	$(0.43)

For the Nine Months Ended September 30, 2009
	Loss	Shares	Per Share Amount
Basic Loss Per Share:
Net loss	$(1,008,000)
Preferred stock dividends	(60,000)
Loss available to common stockholders	(1,068,000)	6,520,215	$(0.16)
Effect of Dilutive Securities:
Stock options		-
Diluted Loss Per Share:
Loss available to common stockholders plus assumed conversions	$(1,068,000)	6,520,215	$(0.16)